UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 20, 2006

1-800 CONTACTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

66 E. Wadsworth Park Drive, Draper, Utah		84020
(Address of principal executive offices)		(Zip Code)

(801) 316-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02 of this report is incorporated by reference to this Item 1.01.

ITEM 1.02                                       Termination of a Material Definitive Agreement.

The disclosure set forth in Item 5.02 of this report is incorporated by reference to this Item 1.02.

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Graham Mullis has tendered his resignation to 1-800 CONTACTS, INC. (“the Company”) effective November 20, 2006.  Mr. Mullis has served as President and Managing Director of Clearlab, a wholly-owned subsidiary of the Company, since December 2002.

Robert Main has tendered his resignation to the Company, effective November 30, 2006.  Mr. Main has served as the Company’s Senior Vice President, Professional Network since September 2005.  Mr. Main intends to return to a consulting practice.

In conjunction with their resignations, the Company has entered into Compromise Agreements with Messrs. Main and Mullis, and the Employment Agreements between the Company and Messrs. Main and Mullis have been terminated.

Mr. Mullis’ resignation and Compromise Agreement are effective as of November 20, 2006.  Mr. Mullis’ Compromise Agreement provides for severance payments of approximately £155,675 (approximately $295,206 at current exchange rates) and additional payments of approximately £45,756 (approximately $86,767 at current exchange rates) for pension payments, redundancy compensation, and various other items.  Mr. Mullis is also eligible for a bonus award depending upon his performance during fiscal 2006 to date and the Company’s performance in fiscal 2006, health insurance benefits pursuant to the Company’s benefit plans through October 19, 2007 or until Mr. Mullis accepts new employment, and up to 25,000 restricted shares of the Company’s stock, one-third of which will vest on November 15, 2007 and the remaining two-thirds of which may vest, contingent upon certain future events.  Mr. Mullis has given the Company a release of any and all claims, has given the Company a promise that he will not solicit Company personnel, and he has agreed that he will not, among other things, directly or indirectly, perform services for competitors of the Company for a period of twelve months.

Mr. Main’s resignation and Compromise Agreement are effective as of November 30, 2006.  Mr. Main’s Compromise Agreement provides for severance payments of approximately $210,000, eligibility for a bonus award depending upon his performance during fiscal 2006 to date and the Company’s performance in fiscal 2006, reimbursement of up to $50,000 in relocation expenses, health benefits pursuant to the Company’s benefit plans through November 30, 2007, and a general release of any and all claims.

ITEM 8.01                                       Other Events.

In conjunction with Mr. Mullis’ resignation, the Company has made the following statement:

The Company has completed over the last several months an extensive review of ClearLab’s manufacturing operations.  Subject to any consultation that may be necessary under United

Kingdom law, the Company is evaluating a consolidation of ClearLab’s manufacturing, research and development operations which are currently carried out in the Singapore and United Kingdom manufacturing facilities.

As part of this potential consolidation, ClearLab’s UK-based President, Graham Mullis, will not remain with the business.  Mr. Mullis will depart from the Company this month, and Darren Hall, the current head of ClearLab’s operations, will be promoted to Managing Director of ClearLab to assume Mr. Mullis’ responsibilities.

* * *

FORWARD-LOOKING STATEMENTS

Any statements contained in this Form 8-K regarding the Company’s evaluation of a consolidation of ClearLab’s manufacturing, research, and development operations and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements are based upon information available to 1-800 CONTACTS as of the date hereof, and the Company disclaims any intention or obligation to update any such forward-looking statements.  Actual results could differ materially from current expectations.  Factors that could cause or contribute to such differences include, among others: general economic conditions, the health and size of the contact lens industry, consumer acceptance of ClearLab’s products, product health benefits, the outcome of the strategic review of ClearLab, inventory acquisition and management, manufacturing operations, governmental regulations, exchange rate fluctuations, advertising spending and effectiveness, unanticipated costs and expected benefits associated with the Japanese license agreement and the Company’s supply agreements and related arrangements, research and development initiatives, prescription verification requirements of The Fairness to Contact Lens Consumers Act, other regulatory considerations, and the and the other risks and uncertainties identified in the reports filed from time to time by 1-800 CONTACTS with the U.S. Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

ITEM 9.01             Financial Statements and Exhibits.

10.1                        Compromise Agreement effective November 20, 2006 between 1-800 CONTACTS, INC. and Graham Mullis.

10.2                        Compromise Agreement effective November 30, 2006 between 1-800 CONTACTS, INC. and Robert Main.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Date: November 27, 2006	By:	/s/ Robert G. Hunter
Robert G. Hunter
Chief Financial Officer